Exhibit 23 (a)





			Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-20797 and the Post Effective Amendment No. 1 to the said Registration Statement and Form S-8 No. 333-04801) pertaining to the Computer Associates Savings Harvest Plan of Computer Associates International, Inc. and in the related prospectus of our report dated September 15, 1997 with respect to the financial statements and schedules of the Computer Associates Savings Harvest Plan included in its Annual Report (Form 11-K) for the year ended March 30, 1997.




								Ernst & Young LLP



New York, New York
September 25, 1997